Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP

12255 El Camino Real, Suite 300  |  San Diego, CA 92130-4088  |  tel 619.234.5000  |  fax 858.509.4010

May 22, 2015

MediciNova, Inc.

4275 Executive Square, Suite 650

La Jolla, California 92037

Ladies and Gentlemen:

We are acting as counsel for MediciNova, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale, from time to time, of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, having an aggregate offering price of up to $30,000,000 but not to exceed 7,500,000 shares in the aggregate (the “Shares”), all of which are authorized but heretofore unissued shares to be offered and sold by the Company pursuant to the Registration Statement on Form S-3 (Registration No. 333-185022) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) and related prospectus dated December 3, 2012, as supplemented by the prospectus supplement dated May 22, 2015 relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”).

We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for the opinion in this letter. Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

The opinion set forth in this letter is limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

www.pillsburylaw.com